UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2010

K-SWISS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip code)

818-706-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2010, K•Swiss Inc. (the “Company”) entered into a new Loan Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Bank”). The Loan Agreement supersedes and replaces that certain Loan Agreement between the Company and the Bank entered into as of June 1, 2005, as amended, which expired by its terms on June 30, 2010.

Pursuant to the Loan Agreement, the Bank has agreed to provide the Company with a revolving line of credit in an aggregate principal amount not to exceed (i) $21,000,000 minus (ii) the aggregate amount of borrowings by certain foreign subsidiaries of the Company (the “Foreign Subsidiary Borrowers”) under credit facilities with the Bank or any affiliate of the Bank (such revolving line of credit, the “Facility”), with sublimits for letters of credit and bankers acceptances, in each case not to exceed $5,000,000. The Facility matures on July 1, 2013, unless earlier terminated pursuant to the terms of the Loan Agreement. At the Bank’s option, the availability of the Facility may be extended beyond July 1, 2013.

Interest under the Facility is payable on the first day of each month, commencing on July 1, 2010, at an annual rate of, at the Company’s option, (i) the Bank’s prime rate minus 0.75 percentage points, or (ii) IBOR plus 1.25 percentage points, subject to the terms specified in the Loan Agreement. The Facility carries an unused commitment fee of 0.125% per year, payable on the first day of each quarter, commencing on July 1, 2010.

Pursuant to the Loan Agreement, the Company has agreed to secure its obligations under the Facility with securities and other investment property owned by the Company in certain securities accounts (the “Collateral Accounts”) and to guarantee the obligations of the Foreign Subsidiary Borrowers under their credit facilities with the Bank, or any affiliate of the Bank. The obligations of the Company under the Facility are guaranteed by its wholly owned subsidiary, K-Swiss Sales Corp.

The Loan Agreement contains covenants that prevent, among other things, the Company from incurring indebtedness, granting liens, selling assets outside of the ordinary course of business, making investments and engaging in any consolidation, merger or other combination.

The Loan Agreement contains certain events of default, including payment defaults, a cross-default upon a default under any credit facility extended by the Bank or any of its affiliates to a subsidiary of the Company, a defined change of control, certain bankruptcy and insolvency events and certain covenant defaults. If an event of default occurs, the Bank may stop making any additional credit available to the Company, require the Company to repay its entire debt under the Loan Agreement immediately and exercise remedies against any Collateral Account.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is incorporated herein by reference and filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Loan Agreement, dated as of June 30, 2010, between Bank of America, N.A. and K•Swiss Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date: July 2, 2010	By:	/s/ GEORGE POWLICK
George Powlick
Vice President Finance, Chief Administrative
Officer, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Loan Agreement, dated as of June 30, 2010, between Bank of America, N.A. and K•Swiss Inc.